    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996

                                                       REGISTRATION NO. 33-80362



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   VIVUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                  94-3136179
 (STATE OF OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)

                         545 MIDDLEFIELD ROAD, SUITE 200
                              MENLO PARK, CA 94025
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

                          1991 INCENTIVE STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                  DAVID YNTEMA
                             CHIEF FINANCIAL OFFICER

                                   VIVUS, INC.
                         545 MIDDLEFIELD ROAD, SUITE 200
                              MENLO PARK, CA 94025
                                 (415) 325-5511
 (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                                  FOR SERVICE)

                                    Copy to:

                            ROBERT D. BROWNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE                           PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM
       REGISTERED         AMOUNT TO BE REGISTERED(1)     PRICE PER SHARE      AGGREGATE OFFERING PRICE   AMOUNT OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (no par             1,700,000                 $33.50 (2)              $56,950,000 (3)             $19,638
value per share)
-----------------------------------------------------------------------------------------------------------------------------------


 (1) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1991 Incentive Stock Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on May 24, 1995 increasing the number of shares authorized for issuance thereunder from 1,400,000 to 3,100,000.

 (2) Calculated solely for the purpose of determining the registration fee on the basis of the average of the bid and ask prices of the Registrant's Common Stock as reported by the Nasdaq National Market System on December 11, 1996 in accordance with Rule 457(h)(1) and (c).

 (3) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for options available for grant.

  STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES.

         Unless as noted herein, the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-80362) are hereby incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     5.1      Opinion of counsel as to legality of Securities being registered.

    23.1      Consent of Arthur Andersen LLP, Independent Public Accountants.

    23.2      Consent of counsel (contained in Exhibit 5.1).

    24.1      Power of Attorney (see page 5).

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 17th day of December, 1996.

                               VIVUS, INC.

                               By:      /s/ DAVID C. YNTEMA
                                        ----------------------------------------
                                        David C. Yntema
                                        Chief Financial Officer

                               By:      /s/ LELAND F. WILSON
                                        ----------------------------------------
                                        Leland F. Wilson
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Brownell, David C. Yntema and Leland F. Wilson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                                        Title                                               Date
 /s/ LELAND F. WILSON                               President and Chief Executive Officer                 December 17, 1996
--------------------------------                    (Principal Executive Officer)
     Leland F. Wilson



 /s/ VIRGIL A. PLACE, M.D.                          Chairman of the Board of Directors                    December 17, 1996
-------------------------------
     Virgil A. Place, M.D.



/s/ DAVID C. YNTEMA                                 Chief Financial Officer (Principal                    December 17, 1996
-------------------------------                     Financial and Accounting Officer)
    David C. Yntema

 /s/ RICHARD L. CASEY                               Director                                              December 17, 1996
-------------------------------
     Richard L. Casey

 /s/ SAMUEL D. COLELLA                              Director                                              December 17, 1996
-------------------------------
     Samuel D. Colella

 /s/ BRIAN H. DOVEY                                 Director                                              December 17, 1996
-------------------------------
     Brian H. Dovey

 /s/ ELIZABETH A. FETTER                            Director                                              December 17, 1996
-------------------------------
     Elizabeth A. Fetter

 /s/ PETER BARTON HUTT                              Director                                              December 17, 1996
-------------------------------
     Peter Barton Hutt

 /s/ LINDA JENCKES                                  Director                                              December 17, 1996
-------------------------------
     Linda Jenckes

                                INDEX TO EXHIBITS

Exhibit
Number                        Description of Document                      Page

 5.1  Opinion of counsel as to legality of Securities being registered.

 23.1 Consent of Arthur Andersen LLP, Independent Public Accountants.

 23.2 Consent of counsel (contained in Exhibit 5.1).

 24.1 Power of Attorney (see page 5).